October 24, 2013	Exhibit 5(a)

Potlatch Corporation
Spokane, Washington

Re: Potlatch Corporation Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Vice President, General Counsel and Corporation Secretary of Potlatch Corporation, a Delaware corporation (the "Company"), and in such capacity, I have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on October , 2013 relating to the possible offer and sale by the Company from time to time, in one or more series, of (i) unsecured debt securities (“Debt Securities”) of the Company, (ii) unsecured convertible debt securities of the Company (the “Convertible Debt Securities”), (iii) shares of the Company’s preferred stock without par value (the "Preferred Stock"), (iii) shares of the Company’s common stock with a par value of one dollar per share (the "Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are hereinafter collectively referred to as the "Securities".

I have examined such documents and have reviewed such questions of law, as I have considered necessary and appropriate for the purposes of my opinion set forth below. I am familiar with the proceedings heretofore taken and with the additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. In rendering my opinion set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Subsidiaries, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinion, I have relied upon certificates of officers of the Company and the Subsidiaries and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture and the Convertible Debt Indenture each in the form incorporated by reference as exhibits to the Registration Statement.

Potlatch Corporation
October 24, 2013

Based upon the foregoing, I am of the opinion that:

1. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Debt Securities and to authorize and approve the form, terms, execution and delivery of such Debt Securities, the Indenture and any supplemental indenture or officers' certificate establishing the form and terms of such Debt Securities pursuant thereto, (b) appropriate action has been taken by the Company in accordance with the Indenture to authorize the issuance and establish the form and terms of such Debt Securities, (c) any such supplemental indenture or officers' certificate have been duly executed and delivered by, and shall constitute valid, binding and enforceable obligations of, the Company and, in the case of any such supplemental indenture, a trustee duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (d) certificates evidencing the Debt Securities of such series (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such trustee, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with the Indenture, such corporate and other action, the Registration Statement, prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Convertible Debt Securities and to authorize and approve the form, terms, execution and delivery of such Convertible Debt Securities, the related Indenture and any supplemental indenture or officers' certificate establishing the form and terms of such Convertible Debt Securities pursuant thereto, (b) appropriate action has been taken by the Company in accordance with such Indenture to authorize the issuance and establish the formand terms of such Convertible Debt Securities, (c) such Indenture and any such supplemental indenture or officers' certificate have been duly executed and delivered by, and shall constitute valid, binding and enforceable obligations of, the Company and, in the case of such Indenture and any such supplemental indenture, a trustee duly qualified under the Trust Indenture Act, and (d) certificates evidencing the Convertible Debt Securities of such series (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such trustee, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with such Indenture and such corporate and other action the Registration Statement, prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Convertible Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Preferred Stock, to establish the terms thereof, to authorize and approve the form, terms, execution and delivery of certificates evidencing the Preferred Stock of such series, and to authorize and approve the form, terms, execution and delivery of an Amendment to the Company's Second Restated Certificate of Incorporation ("Amendment") relating thereto and the filing thereof with the Secretary of State of the State of Delaware (the "Secretary of State"), (b) the

Potlatch Corporation
October 24, 2013

Amendment (in such form and with such terms) has been duly executed and acknowledged by duly authorized officers of the Company and duly filed with the Secretary of State and shall have become effective, and (c) certificates evidencing the Preferred Stock of such series (in such form and with such terms) have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received is legally valid consideration under the laws of the State of Delaware), all in accordance with the Company's Second Restated Certificate of Incorporation and by-laws, the laws of the State of Delaware and such corporate action, the Registration Statement, prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Preferred Stock will be validly issued, fully paid and nonassessable.

4. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Common Stock and (b) certificates evidencing such Common Stock have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received has a value not less than the par value of such Common Stock and is legally valid consideration under the laws of the State of Delaware), all in accordance with the Company's Second Restated Certificate of Incorporation and by-laws, the laws of the State of Delaware and such corporate action, the Registration Statement, prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Common Stock will be validly issued, fully paid and non-assessable.

5. When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Warrants and the issuance and delivery of the Securities (the "Underlying Securities") issuable upon exercise of such Warrants, and to authorize and approve the form, terms, execution and delivery of certificates evidencing such Warrants and a related warrant agreement (“Warrant Agreement”), (b) such Warrant Agreement has been duly executed and delivered by, and shall constitute a valid, binding and enforceable agreement of, the Company and the warrant agent thereunder, (c) certificates evidencing such Warrants (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such warrant agent, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company and (d) appropriate corporate action has been taken by the Company to reserve such Underlying Securities for issuance upon exercise of such Warrants upon payment of the exercise price therefor (assuming that such exercise price is legally valid consideration under the laws of the State of Delaware), all in accordance with such Warrant Agreement, the Company's Second Restated Certificate of Incorporation and by-laws, the laws of the State of Delaware and such corporate action, the Registration Statement, prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Potlatch Corporation
October 24, 2013

The opinions set forth above are subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, (b) general equitable principles of equity (whether considered in a proceeding in equity or at law), and (c) requirements of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

My opinions expressed above are limited to the laws of the State of Washington and the corporate laws of the State of Delaware as currently in effect.

I consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Lorrie D. Scott

Lorrie D. Scott
Vice President, General Counsel
& Corporate Secretary

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